Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, September 2, 2009  ..  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.50 per share on its outstanding shares of common stock.  The dividend is payable November 13, 2009 to stockholders of record at the close of business on October 30, 2009.

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